N E W S R E L E A S E

THE BANK OF KENTUCKY FINANCIAL CORPORATION

ANNOUNCES FOURTH QUARTER EARNINGS

Net income available to common shareholders of $5,010,000 up 6% for the

Fourth quarter

CRESTVIEW HILLS, KENTUCKY, January 17, 2013 – The Bank of Kentucky Financial Corporation (the “Company”) (NASDAQ: BKYF), the holding company of The Bank of Kentucky, Inc. (the “Bank”), today reported its earnings for the fourth quarter and year ended December 31, 2012. For the fourth quarter and the twelve months of 2012, the Company reported an increase in diluted earnings per common share of 5% and 16% respectively as compared to the same periods in 2011.

A summary of the Company’s results follows:

Fourth Quarter ended December 31,	2012	2011	Change
Net income	$5,010,000	$4,909,000	2%
Net income available to common shareholders	$5,010,000	$4,714,000	6%
Earnings per common share, basic	$0.67	$0.63	6%
Earnings per common share, diluted	$0.66	$0.63	5%

Year ended December 31,	2012	2011	Change
Net income	$18,145,000	$16,489,000	10%
Net income available to common shareholders	$18,145,000	$15,517,000	17%
Net income per common share, basic	$2.43	$2.09	16%
Net income per common share, diluted	$2.41	$2.07	16%

Robert Zapp, President & CEO stated, “We continued to build on a strong year, highlighted by a fourth quarter in which earnings topped $5 million. Total loans increased by $65 million for the year, which was the highest organic loan growth experienced since the financial crisis began in 2008. Mortgage loan volume remained robust in the fourth quarter, capping off the best year since 2003. Adding new customer relationships, both on the business and consumer side, fueled core account growth, which added more than $70 million in net deposits for the year. Investment revenue from our Wealth Advisory Group continues to experience double-digit growth, and we are pleased with the success of our newest branch in Cincinnati, which celebrates its one year anniversary this month. Overall, I am pleased to report our financial performance for the fourth quarter and the full year. We continue to review opportunities to expand through acquisition, while striving to grow organically, investing in our core lines of business.”

The increase in earnings available to common shareholders in the fourth quarter of 2012 was primarily attributable to a $900,000 (41%) decrease in the provision for loan losses and a $195,000 (100%) decrease in preferred stock dividends and amortization as compared to the fourth quarter of 2011. Also contributing to increased earnings was a 2% increase in total revenue (net interest income and non interest income), which was offset with a 12% increase in noninterest expense. The decrease in the provision for loan losses reflected lower levels of charge-offs, lower levels of impaired loan reserves and lower levels of adversely classified loans as compared to December 2011. The reduction of preferred stock dividends and amortization reflects the November 2011 repurchase of the final $17 million of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, previously issued to the U.S. Department of the Treasury as part of the TARP CPP program.

Net interest income increased $245,000 in the fourth quarter of 2012, as compared to the same period in 2011. The net interest margin, on a tax equivalent basis was 3.63% in the fourth quarter of 2012 which equaled the net interest margin in the fourth quarter of 2011. Contributing to the increase in net interest income was a $247,000 prepayment fee received in the quarter. This prepayment fee also contributed 6 basis points to the net interest margin for the quarter.

The provision for loan losses decreased by $900,000 (41%) in the fourth quarter of 2012, as compared to the same period in 2011. Contributing to this decrease were lower levels of charge-offs and lower levels of impaired loan reserves as compared to December 2011. The Company’s annualized net charge-offs to average loans decreased from .65% in the fourth quarter of 2011 to .45% in the fourth quarter of 2012. The Company recorded $1,317,000 in net charge-offs in the fourth quarter of 2012 as compared to $1,853,000 in the fourth quarter of 2011. Net charge-offs in the fourth quarter of 2012 were reduced by a $961,000 recovery on a loan charged-off in the third quarter of 2012. The majority of the loans charged off in the fourth quarter of 2012 were reserved for in prior quarters. The reserve for impaired loans was $6,265,000 at December 31, 2012, which was $1,178,000 lower than the $7,443,000 reserve at December 31, 2011. As a result of the lower impaired loan reserves, lower charge-offs and lower levels of adversely classified loans, the Allowance for Loan Losses (ALL) has decreased from 1.62% of loans at the end of the fourth quarter of 2011 to 1.39% of loans at the end of the fourth quarter of 2012. The adequacy of the ALL is analyzed quarterly and adjusted as necessary to maintain appropriate reserves for probable incurred losses in the Bank’s loan portfolio. On a sequential basis, the provision for loan losses of $1,300,000 in the fourth quarter of 2012 was $900,000 lower than the provision in the third quarter of 2012. Net charge-offs on a sequential basis decreased from $3,961,000 (1.39% of loans) in the third quarter of 2012 to $1,371,000 (.45% of loans) in the fourth quarter of 2012. Contributing to the decrease in the provision and charge-offs on a sequential basis was the $961,000 recovery discussed previously.

The Company’s non-performing assets as a percentage of total assets were 1.34% as of December 31, 2012, as compared to 1.25% as of December 31, 2011. The Company’s non-performing loans as a percentage of total loans were 1.61% as of December 31, 2012, as compared to 1.40% as of December 31, 2011. Non-performing loans increased $3,413,000 from December 2011 to December 2012 and other real estate owned decreased $448,000 in the same time period. On a sequential quarterly basis, non-performing loans increased $4,365,000 while other real estate owned decreased $796,000 from September 2012. Contributing to the increase in non-performing loans from December of 2011 and September of 2012 was one commercial relationship which added approximately $7,000,000 to non-accruing loans in the fourth quarter of 2012. This relationship was reported as an accruing restructured loan in September of 2012 and the preceding four quarters.

Non-interest income increased 1% ($71,000) in the fourth quarter of 2012, as compared to the same period in 2011, while non-interest expense increased 12% ($1,267,000) from the same period last year. Contributing to the increase in non-interest income was an $114,000 or a 20% increase in the gains on sale of real estate loans and a $124,000 or 20% increase in trust fee income, which were offset by an increase of $141,000 or 166% increase in losses on other real estate owned. Contributing to the increase in non-interest expense was an $825,000 (16%) increase in salaries and benefits expense. The increase in salaries and benefits included $285,000 in higher accruals for bonuses and $182,000 in higher accruals for pension plan expense. The added bonus accrual reflects the end of the TARP restriction on bonus pay for executives, while the increased pension plan expense was the result of a lower discount rate applied to future benefits.

Total assets were $1.844 billion at the end of the fourth quarter of 2012, which was $99 million or 6% higher than the same date a year ago. Total loans increased $65 million (6%), investments in securities increased $10 million (3%) and cash and cash equivalents increased $16 million (12%) from December of 2011. The balance sheet increases were funded by an increase in deposits of $71 million, or 5% and an increase in short-term borrowings of $12 million or 41%. Total equity increased $14 million or 9% from the same date in 2011.

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Fourth Quarter Comparison				Year ended December 31, Comparison
Income Statement Data	12/31/12	12/31/11	% Chg		12/31/12	12/31/11	% Chg
Interest income	$15,742	$16,096	(2)%		$62,524	$64,798	(4)%
Interest expense	1,410	2,009	(30)%		6,339	9,260	(32)%
Net interest income	14,332	14,087	2%		56,185	55,538	1%

Provision for loan losses	1,300	2,200	(41)%		7,000	10,750	(35)%
Net interest income after provision for loan losses	13,032	11,887	10%		49,185	44,788	10%
Non interest income	5,601	5,530	1%		22,421	20,724	8%
Non interest expense	11,670	10,403	12%		46,338	42,114	10%
Net income before income taxes	6,963	7,014	(1)%		25,268	23,398	8%
Provision for income taxes	1,953	2,105	(7)%		7,123	6,909	3%
Net income	5,010	4,909	2%		18,145	16,489	10%
Preferred stock dividends & amortization	-	195	(100)%		-	972	(100)%
Net income available to common shareholders	$5,010	$4,714	6%		$18,145	$15,517	17%
Per Common Share Data
Diluted earnings per common share	0.66	0.63	5%		2.41	2.07	16%
Cash dividends declared	0.17	0.00	100%		0.79	0.56	41%
Earnings Performance Data
Return on common equity	11.79%	12.21%	(42	)bps	11.08%	10.41%	47	bps
Return on assets	1.12%	1.13%	(1	)bps	1.05%	1.00%	5	bps
Net interest margin	3.52%	3.55%	(3	)bps	3.53%	3.65%	(12	)bps

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

Balance Sheet Data
	December 31, 2012	December 31, 2011
Assets:
Cash and cash equivalents	$151,832	$135,964
Investments	381,537	371,737
Loans held for sale	16,324	8,920
Total loans, gross	1,195,409	1,129,954
Allowance for loan losses	(16,568)	(18,288)
Premises and equipment, net	22,494	22,827
Goodwill and acquisition intangibles, net	24,485	25,251
Other assets and accrued interest receivable	68,591	68,359
Total assets	$1,844,104	$1,744,724

Liabilities & Shareholders’ Equity
Total deposits	$1,570,007	$1,498,821
Short-term borrowings	41,408	29,300
Notes payable	48,715	48,739
Accrued interest payable and other liabilities	13,534	11,294
Total liabilities	1,673,664	1,588,154
Common stockholders’ equity	170,440	156,570
Total liabilities and shareholders’ equity	$1,844,104	$1,744,724

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

Average Balance Sheet Rates (presented on a tax equivalent basis )

	Quarter ended December 31, 2012			Quarter ended December 31, 2011
	Average outstanding balance	Interest earned/ paid	Yield/ rate	Average outstanding balance	Interest earned/ paid	Yield/ rate

Interest-earning assets:
Loans receivable (1)(2)	$1,175,879	$14,365	4.86%	$1,139,767	$14,493	5.04%
Securities (2)	373,008	1,728	1.84	360,265	1,848	2.02
Other interest-earning assets	71,139	92	0.51	76,258	81	0.42
Total interest-earning assets	1,620,026	16,185	3.97	1,576,290	16,422	4.13

Non-interest-earning assets	152,740			141,526
Total assets	$1,772,766			$1,717,816

Interest-bearing liabilities:
Transaction accounts	848,302	432	0.20	783,753	528	0.27
Time deposits	358,936	720	0.80	406,963	1,217	1.19
Borrowings	72,193	258	1.42	77,832	264	1.35
Total interest-bearing liabilities	1,279,431	1,410	0.44	1,268,548	2,009	0.63

Non-interest-bearing liabilities	324,304			286,340
Total liabilities	1,603,735			1,554,888

Shareholders’ equity	169,031			162,928

Total liabilities and shareholders’ equity	$1,772,766			$1,717,816
Net interest income		$14,775			$14,413
Interest rate spread			3.53%			3.50%
Net interest margin (net interest income as a percent of average interest-earning assets)			3.63%			3.63%

(1)	Includes non-accrual loans.
(2)	Income presented on a tax equivalent basis using a 35.00% tax rate in 2012 and 2011. The tax equivalent adjustment was $443,000 and $326,000 in 2012 and 2011, respectively.

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

Average Balance Sheet Rates (presented on a tax equivalent basis )

	Year ended December 31, 2012			Year ended December 31, 2011
	Average outstanding balance	Interest earned/ paid	Yield/ rate	Average outstanding balance	Interest earned/ paid	Yield/ rate

Interest-earning assets:
Loans receivable (1)(2)	$1,151,139	$56,196	4.88%	$1,123,625	$58,379	5.20%
Securities (2)	373,029	7,412	1.99	326,681	7,302	2.24
Other interest-earning assets	65,716	334	0.51	71,085	372	0.52
Total interest-earning assets	1,589,884	63,942	4.02	1,521,391	66,053	4.34
Non-interest-earning assets	143,694			134,667
Total assets	$1,733,578			$1,656,058
Interest-bearing liabilities:
Transaction accounts	819,915	1,552	0.21	736,323	2,403	0.33
Time deposits	378,111	3,728	0.93	420,026	5,835	1.39
Borrowings	74,786	1,059	1.42	74,147	1,022	1.38
Total interest-bearing liabilities	1,272,812	6,339	0.50	1,230,496	9,260	0.75
Non-interest-bearing liabilities	297,003			262,245
Total liabilities	1,569,815			1,492,741

Shareholders’ equity	163,763			163,317

Total liabilities and shareholders’ equity	$1,733,578			$1,656,058

Net interest income		$57,603			$56,793
Interest rate spread			3.52%			3.59%
Net interest margin (net interest income as a percent of average interest-earning assets)			3.62%			3.73%

___________________________

(1)	Includes non-accrual loans.
(2)	Income presented on a tax equivalent basis using a 35.00% tax rate in 2012 and 2011. The tax equivalent adjustment was $1,418,000 and $1,255,000 in 2012 and 2011, respectively.

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

Five-Quarter Comparison

Income Statement Data	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11
Net interest income	$14,332	$13,962	$14,047	$13,844	$14,087
Provision for loan losses	1,300	2,200	1,700	1,800	2,200
Net interest income after provision for loan losses	13,032	11,762	12,347	12,044	11,887
Service charges and fees	2,322	2,325	2,241	2,201	2,390
Gain on sale of real estate loans	694	917	589	586	580
Gain/(loss) on sale of securities	-	-	(4)	207	-
Trust fee income	749	710	694	689	625
Bankcard transaction revenue	971	940	952	902	885
Gains/(losses) on other real estate owned	(226)	(67)	(40)	(94)	(85)
Other non-interest income	1,091	1,036	921	1,115	1,135
Total non-interest income	5,601	5,861	5,353	5,606	5,530
Salaries and employee benefits expense	5,869	5,909	5,724	5,451	5,044
Occupancy and equipment expense	1,341	1,316	1,315	1,277	1,192
Data processing expense	618	505	533	535	522
State bank taxes	554	579	579	559	415
Amortization of intangible assets	183	187	196	200	220
FDIC Insurance	296	267	295	305	305
Other non-interest expenses	2,809	3,036	2,885	3,015	2,705
Total non-interest expense	11,670	11,799	11,527	11,342	10,403
Net income before income tax expense	6,963	5,824	6,173	6,308	7,014
Income tax expense	1,953	1,628	1,749	1,793	2,105
Net income	5,010	4,196	4,424	4,515	4,909
Preferred stock dividends & amortization	-	-	-	-	195
Net income available to common shareholders	$5,010	$4,196	$4,424	$4,515	$4,714
Per Common Share Data
Diluted earnings per common share	0.66	0.56	0.59	0.60	0.63
Cash dividends declared	0.17	0.32	0.00	0.30	0.00
Weighted average common shares outstanding
Basic	7,470,146	7,465,926	7,465,434	7,448,604	7,432,995
Diluted	7,557,777	7,554,271	7,542,372	7,520,062	7,465,606
Earnings Performance Data
Return on common equity	11.79%	10.05%	10.99%	11.49%	12.21%
Return on assets	1.12%	0.98%	1.03%	1.04%	1.13%
Net interest margin	3.52%	3.56%	3.57%	3.49%	3.55%
Net interest margin (tax equivalent)	3.63%	3.64%	3.65%	3.57%	3.63%

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

Five-Quarter Comparison

Balance Sheet Data	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11
Assets:
Cash and cash equivalents	$151,832	$81,950	$66,719	$133,153	$135,964
Investments	381,537	361,108	376,454	374,336	371,737
Loans held for sale	16,324	19,314	13,983	10,863	8,920
Total loans	1,195,409	1,159,074	1,143,733	1,130,200	1,129,954
Allowance for loan losses	(16,568)	(16,585)	(18,346)	(18,362)	(18,288)
Premises and equipment, net	22,494	22,714	22,923	23,159	22,827
Goodwill and acquisition intangibles, net	24,485	24,668	24,856	25,051	25,251
Other assets & accrued interest receivable	68,591	69,711	73,543	74,381	68,359
Total assets	$1,844,104	$1,721,954	$1,703,865	$1,752,781	$1,744,724
Liabilities & Shareholders’ Equity
Total deposits	$1,570,007	$1,471,246	$1,455,328	$1,505,709	$1,498,821
Short-term borrowings	41,408	22,142	24,373	29,334	29,300
Notes payable	48,715	48,721	48,727	48,733	48,739
Accrued interest payable & other liabilities	13,534	12,224	10,987	9,531	11,294
Total liabilities	1,673,664	1,554,333	1,539,415	1,593,307	1,588,154
Common stockholders’ equity	170,440	167,621	164,450	159,474	156,570
Preferred stock	-	-	-	-	-
Shareholders’ equity	170,440	167,621	164,450	159,474	156,570
Total liabilities and shareholders’ equity	$1,844,104	$1,721,954	$1,703,865	$1,752,781	$1,744,724
Common shares outstanding	7,470,146	7,467,396	7,465,841	7,464,811	7,432,995
Average Balance Sheet Data
Average investments	$373,008	$369,707	$375,245	$374,027	$360,265
Average other earning assets	71,139	32,781	70,648	88,597	76,258
Average loans	1,175,879	1,158,072	1,136,894	1,133,367	1,139,767
Average earning assets	1,620,026	1,560,560	1,582,787	1,595,991	1,576,290
Average assets	1,772,766	1,707,843	1,730,575	1,745,169	1,717,816
Average deposits	1,518,557	1,459,593	1,482,222	1,494,332	1,464,550
Average interest bearing deposits	1,207,238	1,165,673	1,194,699	1,224,743	1,190,716
Average interest bearing transaction deposits	848,302	796,346	813,312	821,643	783,753
Average interest bearing time deposits	358,936	369,327	381,387	403,100	406,963
Average borrowings	72,193	70,445	75,789	80,798	77,832
Average interest bearing liabilities	1,279,431	1,236,118	1,270,488	1,305,541	1,268,548
Average common stockholders equity	169,031	166,036	161,962	158,022	153,175
Average preferred stock	-	-	-	-	9,753

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

Five-Quarter Comparison

Asset Quality Data	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11
Allowance for loan losses to total loans	1.39%	1.43%	1.60%	1.62%	1.62%
Allowance for loan losses to non-performing loans	86%	112%	111%	105%	115%
Nonaccrual loans	$19,244	$14,813	$16,265	$16,779	$15,651
Loans – 90 days past due & still accruing	39	105	195	680	219
Total non-performing loans	19,283	14,918	16,460	17,459	15,870
OREO and repossessed assets	5,396	6,192	5,950	6,328	5,844
Total non-performing assets	24,679	21,110	22,410	23,787	21,714
Restructured loans-accruing	6,046	12,270	15,388	15,492	13,306
Non-performing loans to total loans	1.61%	1.29%	1.44%	1.54%	1.40%
Non-performing assets to total assets	1.34%	1.23%	1.32%	1.36%	1.25%
Annualized charge-offs to average loans	0.45%	1.39%	0.61%	0.62%	0.65%
Net charge-offs	$1,317	$3,961	$1,716	$1,726	$1,853

Other Information
Total assets under management (in millions)	714	715	701	702	667
Full-time equivalent employees	365	370	376	359	356

About BKFC

BKFC, a bank holding company with assets of approximately $1.844 billion, offers banking and related financial services to both individuals and business customers. BKFC operates thirty-three branch locations and fifty-six ATMs in the Northern Kentucky/Cincinnati market.

For more information contact:

Martin Gerrety

Executive Vice President and CFO

(859) 372-5169

mgerrety@bankofky.com

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